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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                             TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 March 26, 2001
                Date of report (Date of earliest event reported)

                                 BINGO.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

       000-26319                                      98-0206369
(Commission File Number)                   (IRS Employer Identification No.)

        4223 Glencoe Avenue,
            Suite C200
     Marina Del Rey, California                           90292
(Address of Principal Executive Offices)                (Zip Code)

                                 (310) 301-4171
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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                                 BINGO.COM, INC.

Item 1.  Changes in Control of Registrant.

         Not applicable.


Item 2.  Acquisition or Disposition of Assets.

         Not applicable.


Item 3.  Bankruptcy or Receivership.

         Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.


Item 5.  Other Events.

         As reported by Bingo.com, Inc. (the "Company") in its Current Report on Form 8-K filed with the Commission on December 15, 2000, the Company and The Lottery Channel Inc. ("LCI") entered into a letter of intent proposing the acquisition by the Company of LCI. On March 26, 2001, the Company announced that the proposed acquisition of LCI and the discussions related thereto had terminated.

         On March 26, 2001, the Company also reported that it had entered into a letter of intent proposing a financing arrangement with Bounceback Technologies.Com, Inc., a Minnesota Corporation ("Bounceback").

         The proposed financing would see the Company issue a convertible debenture to Bounceback in the amount of $1,250,000.00 due 5 years from the closing date with 12% interest payable annually. Additional terms of the debenture will include the right by Bounceback to convert in to common shares of the Company at the fixed price of $0.125 per share for a period of 3 years from the closing date of the financing. The Company will issue warrants giving BounceBack the right to purchase an additional $3,000,000 worth of shares of common stock in the capital of the Company at a fixed price of $0.25 per share. At Closing Bounceback will be given the right to name 4 members of an expanded 5 member board of directors, John J. Pilger the Chairman and CEO of

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         Bounceback will be named Chairman of the Company, and Joseph M.
         Valandra, the new President and COO of Bounceback will be named CEO of the Company. Shane Murphy the current Chairman and CEO of the Company will be named President and COO of the Company.

         The proposed transaction is subject to conditions, including, without limitation, satisfactory completion of due diligence by both parties and the execution of a definitive agreement relating to the transaction containing customary terms and conditions. There can be no assurance that a definitive agreement will be entered into or, if entered into, that the contemplated financing will be consummated.

Item 6.  Resignations of Registrant's Directors.

         Not applicable.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired:

                  Not Applicable.


         (b)      Pro forma financial information:

                  Not Applicable.


         (c)      Exhibits

                  Not Applicable.


Item 8.  Change in Fiscal Year.

         Not applicable.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.


         Not applicable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BINGO.COM, INC.
                                           (Registrant)

Date:    April 5, 2001                   By: /s/ Shane Murphy
                                            --------------------------
                                               Shane Murphy, President


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